                                                                   EXHIBIT 10.15

                       ACKNOWLEDGEMENT AND CLARIFICATION
                        OF REPURCHASE RIGHTS AGREEMENT
                        ------------------------------


     THIS ACKNOWLEDGEMENT AND CLARIFICATION OF REPURCHASE RIGHTS AGREEMENT dated as of October 31, 1997, is executed by and between GMS Dental Group, Inc., a Delaware corporation (the "Company") and Michael T. Fiore ("Shareholder"), with reference to the following facts:

                                   RECITALS
                                   --------

     A. On April 1, 1997, the Company granted to Shareholder performance stock options for 75,000 shares of the Company's Common Stock (the "GMS Common Stock") pursuant to that certain Incentive Stock Option Agreement, dated April 1, 1997, by and between the Company and Shareholder (the "Incentive Stock Option Agreement") and Shareholder exercised such options on the same date and acquired 75,000 shares of GMS Common Stock (the "Shares").

     B. Pursuant to the Incentive Stock Option Agreement, the Shares are subject to certain repurchase rights of the Company (the "Repurchase Rights").

     C. On October 17, 1997 the Board of Directors of the Company approved a merger (the "Merger") of the Company with and into Gentle Dental Service Corporation, a Washington corporation ("GDSC") pursuant to which all shares of GMS Common Stock outstanding immediately prior to the Merger will be exchanged for shares of the common stock of GDSC (the "GDSC Common Stock").

     D. The parties to this Agreement wish to hereby supplement the Incentive Stock Option Agreement in order to clarify that following the Merger, the shares of GDSC Common Stock the Shareholder will receive in the Merger in exchange for the Shares will be subject to the Repurchase Rights.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

     1.   Repurchase Rights Clarification.  Following the Merger, the shares
          -------------------------------
of GDSC Common Stock the Shareholder will receive in the Merger in exchange for the Shares will be subject to the Repurchase Rights; provided, however, the parties hereby acknowledge and agree that the Repurchase Rights shall not become exercisable by the Company unless and until there is a failure of the Company to achieve the milestones in the time periods indicated in the Incentive Stock Option Agreement and attached hereto as Exhibit A.
                                        ---------

     2.   Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     3.   Successors and Assigns.  This Agreement shall be binding upon and
          -----------------------
inure to the benefit of the parties' successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Acknowledgement and Clarification of Repurchase Rights Agreement as of the date first above written.

                              COMPANY:

                              GMS DENTAL GROUP, INC.


                              By: /s/ Michael T. Fiore
                                 -------------------------------------
                                    Michael T. Fiore, President and
                                    Chief Executive Officer


                              SHAREHOLDER:


                                  /s/ Michael T. Fiore
                              ----------------------------------------
                                    Michael T. Fiore

                                  EXHIBIT A
                                  ---------

                       FINANCIAL PERFORMANCE OBJECTIVES


          The repurchase right as to the Performance Option Shares subject to vesting based on financial performance objectives (the "Performance Objectives") will expire in 1997 with respect to up to one-half (1/2) of the Performance Option Shares (the "Initial Amount") and in 1998 with respect to the remaining half of the Performance Option Shares (the "Second Amount"), but only if the following conditions are met:

          (i) the aggregate consideration paid by the Company for acquired dental practices from (x) inception through December 31, 1997 (with respect to the Initial Amount) and (y) from inception through December 31, 1998 (with respect to the Second Amount) does not exceed an amount equal to six (6) multiplied by the aggregate of the earnings before interest, taxes, depreciation and amortization ("EBITDA") for such practices for the immediately preceding twelve (12) month period; and

          (ii) Adjusted EBITDA (as defined below) exceeds seventy-five percent (75%) of Target EBITDA (as defined below) for (x) the Company's fiscal year ended December 31, 1997 (with respect to the Initial Amount) or (y) the Company's fiscal year ended December 31, 1998 (with respect to the Second Amount).

          For purposes of this Exhibit A, the term "Target EBITDA" shall mean
                               ---------
$6,298,000 for the fiscal year ended December 31, 1997 and $16,911,000 for the fiscal year ended December 31, 1998. For purposes of this Exhibit A, the term
                                                           ---------
"Adjusted EBITDA" shall mean the Company's EBITDA less corporate general and administrative expenses (but excluding direct expenses incurred in connection with the employment of a CEO, such as salary, bonus, travel and entertainment, car allowance and costs of administrative assistant). All computation of EBITDA. Target EBITDA and Adjusted EBITDA shall be based on audited financial statements of the Company.

Vesting Formula

          If the conditions set forth above are met, that number of shares of the Initial Amount and Second Amount shall vest as of the dates indicated above as follows:

         Percentage of Target                     Percentage of Initial Amount or
      EBITDA Achieved by Company               Second Amount Shares Which Will Vest
      --------------------------               ------------------------------------
    75% or less of Target EBITDA                                0%

  100% of Target EBITDA or greater                             100%

Greater than 75%, but less than 100%      The percentage which will vest shall decrease
                                        linearly to 0% as the percentage of Target EBITDA
                                               achieved decreases from 100% to 75%

                                      A-1